Certain confidential information contained in this document, marked by [**], has been omitted because the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

Exhibit 10.2

THIS DEED OF VARIATION is made as of 24 January 2017

BETWEEN

(1)

FREELINE THERAPEUTICS LIMITED, a company duly organised and validly existing under the laws of England (company number 9500073) with its registered office at 215 Euston Road, London, NW1 2BE (“Freeline”); and

(2)

UCL BUSINESS PLC, a public company duly organised and validly existing under the laws of England (company number 02776963) with its registered office at The Network Building, 97 Tottenham Court Road, London, W1T 4TP (“UCLB”) (each a “Party” and together the “Parties”).

WHEREAS

(A)	The Parties entered into a Licence Agreement with effective date 22 May 2015 (the “Agreement”).

(B)	The Parties wish to make certain changes to the Agreement as set out in this Deed (the “Variation Agreement”).

IT IS NOW HEREBY AGREED AS FOLLOWS:

1.	INTERPRETATION

For the purposes of this Variation Agreement, the following words and expressions shall have the following meanings:

“Amendment Date” means the date first written above.

“Appendix” means the appendix to this Variation Agreement.

In the event of any conflict between the terms of the Agreement (excluding this Variation Agreement) and the terms of this Variation Agreement then the terms of this Variation Agreement shall prevail and be applied.

2.	AMENDMENTS TO THE AGREEMENT

The Parties hereby agree that with effect from the Amendment Date the terms of the Agreement shall be amended in accordance with the revisions shown to the Agreement in the Appendix and the Agreement will thereafter be read and construed in accordance with that amended form.

3.	CONTINUING FORCE AND EFFECT

Save as varied by this Variation Agreement, the Agreement shall continue and remain in full force and effect. If the Agreement terminates for any reason, this Variation Agreement will automatically terminate at the same time.

4.	MISCELLANEOUS

This Variation Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart by facsimile shall be as effective as delivery of the original.

Certain confidential information contained in this document, marked by [**], has been omitted because the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

The Agreement and this Variation Agreement constitutes the entire agreement between the Parties relating to their subject matter and supersedes any previous agreement between the Parties relating to such matter.

Neither Party has relied upon any promise, condition, representation or warranty, express or implied, to enter into this Variation Agreement, other than those warranties set out in the Agreement as amended hereunder.

Nothing in this Variation Agreement, nor the amendment of the Agreement, waives, discharges, releases or in any other way excuses or excludes any Party’s obligations or liabilities in respect of any accrued liabilities or breaches under the Agreement.

None of the provisions of this Variation Agreement may be changed, modified, waived or cancelled orally or otherwise, except by writing, in the manner provided in the Agreement, specifying such change, modification, waiver or cancellation of such terms or conditions, or of any proceeding or succeeding breach thereof.

[Remainder of this page intentionally blank]

Certain confidential information contained in this document, marked by [**], has been omitted because the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

5.	GOVERNING LAW

This Variation Agreement shall be governed by, interpreted and construed in accordance with English Law and any dispute, controversy or claim arising out of or in relation to this Agreement shall be subject to the exclusive jurisdiction of the English courts.

IN WITNESS WHEREOF, the Parties hereto have caused their duly authorised officers to execute, deliver and acknowledge this Deed as of the date first written above.

EXECUTED as a DEED by FREELINE	)	Signature [**]
THERAPEUTICS LIMITED acting by	)
, a	)	Print Name [**]
director, in the presence of:

[**]
Signature of Witness [**]
Name: [**]
Address: [**]
Occupation: [**]

EXECUTED as a DEED by UCL	)	Signature [**]
BUSINESS PLC, acting by	)
, a	)	Print Name [**]

director, in the presence of:		Executive Director UCL Business PLC

[**]
Signature of Witness
Name : [**]
Address: [**]
Occupation: [**]

I, Amit Nathwani, of [**] have read, understand and accept the provisions of this Variation Agreement and how it relates to my research and the AN Laboratory.

Signed	Date:

Certain confidential information contained in this document, marked by [**], has been omitted because the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

5.	GOVERNING LAW

This Variation Agreement shall be governed by, interpreted and construed in accordance with English Law and any dispute, controversy or claim arising out of or in relation to this Agreement shall be subject to the exclusive jurisdiction of the English courts.

IN WITNESS WHEREOF, the Parties hereto have caused their duly authorised officers to execute, deliver and acknowledge this Deed as of the date first written above.

EXECUTED as a DEED by FREELINE	)	Signature
THERAPEUTICS LIMITED acting by	)
[Name of Director], a director, in the	)	Print Name
presence of:

Signature of Witness
Name:
Address:
Occupation:

EXECUTED as a DEED by UCL	)	Signature
BUSINESS PLC, acting by [Name of	)
Director], a director, in the presence of:	)	Print Name

Signature of Witness
Name :
Address:
Occupation:

I, Amit Nathwani, of [**] have read, understand and accept the provisions of this Variation Agreement and how it relates to my research and the AN Laboratory.

Signed	[**]	Date:	24 January 2017